Exhibit 1

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT, dated as of April 1, 2013 (this “Amendment Agreement”), among BROADWIND ENERGY, INC., a Delaware corporation (the “Company”); TONTINE CAPITAL MANAGEMENT, L.L.C., a Delaware limited liability company (“TCM”); TONTINE CAPITAL OVERSEAS GP, L.L.C., a Delaware limited liability company (“TCO”); TONTINE MANAGEMENT, L.L.C., a Delaware limited liability company (“TM”); TONTINE OVERSEAS ASSOCIATES, L.L.C., a Delaware limited liability company (“TOA”); TONTINE CAPITAL OVERSEAS MASTER FUND II, L.P., a Cayman Islands limited partnership (“TCP 2”); TONTINE POWER PARTNERS, L.P., a Delaware limited partnership (“TPP”); TONTINE ASSOCIATES, L.L.C., a Delaware limited liability company (“TA”); TONTINE PARTNERS, L.P., a Delaware limited partnership (“TP”); TONTINE CAPITAL PARTNERS, L.P., a Delaware limited partnership (“TCP”); TONTINE OVERSEAS FUND, LTD., a Cayman Islands exempted company (“TOF”); TONTINE 25 OVERSEAS MASTER FUND, L.P., a Cayman Islands limited partnership (“T25”); and TONTINE CAPITAL OVERSEAS MASTER FUND, L.P., a Cayman Islands limited partnership (“TCOM,” and collectively with TCM, TCO, TM, TOA, TCP 2, TPP, TA, TP, TCP, TOF and T25 and their affiliates, “Tontine,” and each, a “Tontine Entity”).

W I T N E S S E T H:

WHEREAS, certain of the parties hereto are parties to a Securities Purchase Agreement dated as of March 1, 2007 (the “March 2007 Purchase Agreement”);

WHEREAS, certain of the parties hereto are parties to a Securities Purchase Agreement dated as of August 22, 2007 (the “August 2007 Purchase Agreement”);

WHEREAS, certain of the parties hereto are parties to an Amended and Restated Securities Purchase Agreement dated as of January 3, 2008 (the “January 2008 Purchase Agreement”);

WHEREAS, certain of the parties hereto are parties to a Securities Purchase Agreement dated as of April 22, 2008 (the “April 2008 Purchase Agreement”);

WHEREAS, Tontine has entered into various agreements from time to time with certain of the Company’s current and former stockholders (the “Stockholder Agreements”);

WHEREAS, the parties have agreed to certain amendments and waivers related to the March 2007 Purchase Agreement, August 2007 Purchase Agreement, January 2008 Purchase Agreement, April 2008 Purchase Agreement (together, the “Purchase Agreements”) and the Stockholder Agreements;

WHEREAS, Tontine is seeking the reimbursement by the Company of fees and expenses incurred by Tontine in connection with its defense in the litigation captioned Brasher v. Broadwind Energy, Inc., et al., Case No. 1:11-cv-00991, United States District Court for the Northern District of Illinois; Mitchell v. Broadwind Energy, Inc., et al., Case No. 1:11-cv-01059,

United States District Court for the Northern District of Illinois; Friedman v. Broadwind Energy, Inc., et al., Case No. 1:11-cv-01313, United States District Court for the Northern District of Illinois; Hopf v. Broadwind Energy, Inc., et al., Case No. 1:11-cv-01519, United States District Court for the Northern District of Illinois; Campbell v. Broadwind Energy, Inc., et al., Case No. 11-CH-08933, Circuit Court of Cook County, Illinois, Chancery Division; Markowitz v. Broadwind Energy, Inc., et al., Case No. 11-CH-11048, Circuit Court of Cook County, Illinois, Chancery Division; Olson, et al. v. Broadwind Energy, Inc., et al., Case No. 11-CH-12197, Circuit Court of Cook County, Illinois, Chancery Division; and Gendur v. Broadwind Energy, Inc., et al., Case No. 11-CH-12198, Circuit Court of Cook County, Illinois, Chancery Division (collectively, “Litigation”), and the Company has agreed to reimburse Tontine for a portion of such fees and expenses; and

WHEREAS, the Company and Tontine have agreed to enter into this Amendment Agreement to provide for the amendment of the Purchase Agreements and the Stockholder Agreements, the waivers set forth herein, and the reimbursement by the Company of certain fees and expenses incurred by Tontine, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.  Amendments to the March 2007 Purchase Agreement.  The Company and Tontine hereby agree to amend the March 2007 Purchase Agreement as follows:

(a)                                 Section 5.5 (Board Designee(s)) of the March 2007 Purchase Agreement is hereby deleted in its entirety.

(b)                                 Section 5.6 (Observation Rights) of the March 2007 Purchase Agreement is hereby deleted in its entirety.

(c)                                  Section 5.7 (Participation in Future Issuances) of the March 2007 Purchase Agreement is hereby deleted in its entirety.

(d)                                 Section 5.8 (Future Acquisitions) of the March 2007 Purchase Agreement is hereby deleted in its entirety.

Section 2.  Amendments to the August 2007 Purchase Agreement.  The Company and Tontine hereby agree to amend the August 2007 Purchase Agreement as follows:

(a)                                 Section 5.5 (Board Designee(s)) of the August 2007 Purchase Agreement is hereby deleted in its entirety.

(b)                                 Section 5.6 (Observation Rights) of the August 2007 Purchase Agreement is hereby deleted in its entirety.

(c)                                  Section 5.7 (Future Acquisitions) of the August 2007 Purchase Agreement is hereby deleted in its entirety.

Section 3.  Amendments to the January 2008 Purchase Agreement.  The Company and Tontine hereby agree to amend the January 2008 Purchase Agreement as follows:

(a)                                 Section 5.5 (Board Designee(s)) of the January 2008 Purchase Agreement is hereby deleted in its entirety.

(b)                                 Section 5.6 (Observation Rights) of the January 2008 Purchase Agreement is hereby deleted in its entirety.

(c)                                  Section 5.8 (Participation in Future Issuances) of the January 2008 Purchase Agreement is hereby deleted in its entirety.

Section 4.  Amendments to the April 2008 Purchase Agreement.  The Company and Tontine hereby agree to amend the April 2008 Purchase Agreement as follows:

(a)                                 Section 5.5 (Board Designee(s)) of the April 2008 Purchase Agreement is hereby deleted in its entirety.

(b)                                 Section 5.6 (Observation Rights) of the April 2008 Purchase Agreement is hereby deleted in its entirety.

(c)                                  Section 5.8 (Participation in Future Issuances) of the April 2008 Purchase Agreement is hereby deleted in its entirety.

Section 5.  Waivers Related to the Stockholder Agreements.  Each Tontine Entity hereby agrees to forever waive and forbear from exercising any rights it may have in connection with any Stockholder Agreement that relate to the deleted provisions of each of the Purchase Agreements, including, but not limited to, the right to designate any member(s) of the Company’s Board of Directors, the right to observe meetings of the Company’s Board of Directors and the right to participate in future issuances of Company capital stock.  Each Tontine Entity hereby further agrees to forever waive and forbear from exercising any rights it may have in connection with any Stockholder Agreement that include any appointment of an irrevocable proxy, voting agreements related to the election of directors or officers of the Company and any first right of refusal or preemptive rights for the purchase of Company capital stock.

Section 6.  Effectiveness of Amendments.  Upon the execution and delivery hereof, the Purchase Agreements shall thereupon be deemed to be amended as hereinabove set forth as fully and with the same effect as if the amendments made hereby were originally set forth in the original of each such Purchase Agreement, and this Amendment Agreement and each of the Purchase Agreements shall henceforth be read, taken and construed as one and the same instrument and references herein, therein or in any ancillary agreements to such agreements, including the Stockholder Agreements, shall be deemed to refer to such agreements as so amended, but such amendments shall not operate so as to render invalid or improper any action heretofore taken under the Purchase Agreements.

Section 7.  Agreement Regarding Indemnification.  By letters dated October 14, 2011 and March 31, 2011, Tontine sought indemnification from the Company with respect to the Litigation (collectively, the “Indemnification Demand”).  In consideration of the payment by the

Company provided for in Section 8 hereof, each Tontine Entity hereby agrees to forever waive and release all currently pending requests for reimbursement by the Company of fees and expenses made by Tontine pursuant to the Indemnification Demand (the “Tontine Claims”), discontinue any action related to the Tontine Claims and forbear from bringing any action in the future with respect to the Tontine Claims. Each Tontine Entity hereby further agrees that, except for the payment contemplated by Section 8 hereof, it has not incurred any other fees or expenses to date for which it intends to pursue indemnification and no further payment will be due from or on behalf of the Company for any Tontine Claim.  For the avoidance of doubt, the parties acknowledge, however, that nothing in this Amendment Agreement shall modify or terminate (a) Tontine’s right to seek reimbursement pursuant to the Indemnification Demand of fees and expenses incurred from and after the date of this Amendment Agreement in connection with the Litigation, or (b) other than with respect to the Tontine Claims, the Company’s continuing obligation to indemnify Tontine, and Tontine’s continuing right to indemnification, arising under the Purchase Agreements, that certain Registration Rights Agreement dated as of March 1, 2007, or otherwise, with respect to claims, suits, actions or other matters existing on or prior to the date hereof or in the future, including without limitation, the Company’s obligation to indemnify Tontine in connection with certain discovery and regulatory investigatory matters.

Section 8.  Payment to Tontine.  Contemporaneous with the execution and delivery of this Amendment Agreement, the Company shall pay to Tontine in immediately available funds the amount of $495,000.  Such amount shall constitute reimbursement of certain legal fees and expenses incurred by Tontine, representing a portion of the Tontine Claims, and additional consideration in exchange for the amendments, waivers, releases and covenants set forth herein.

Section 9.  Representations and Warranties of the Company.  The Company represents and warrants to Tontine as follows:

(a)                                 Authority.  The Company has the full corporate power and authority to enter into this Amendment Agreement and to comply with the terms, conditions and provisions hereof.  The execution, delivery and performance by the Company of this Amendment Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company.  This Amendment Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

Section 10.  Representations and Warranties of Tontine.  Each of the Tontine Entities, jointly and severally, represents and warrants to the Company as follows:

(a)                                 Authority.  Each Tontine Entity has the full corporate or other power and authority to enter into this Amendment Agreement and to comply with the terms, conditions and provisions hereof.  The execution, delivery and performance by each Tontine Entity of this Amendment Agreement has been duly and validly authorized by all necessary action and no other proceedings on the part of any Tontine Entity and no votes or approvals by any holder of interests in any Tontine Entity are necessary to authorize this Amendment Agreement.  This Amendment Agreement has been duly authorized, executed and delivered by each Tontine Entity and is the legal, valid and binding obligation of each Tontine Entity enforceable in accordance with its terms.

Section 11.    Further Assurances.  Each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable law to fulfill the intent of this Amendment Agreement.  If at any time after the execution and delivery of this Amendment Agreement any further action is necessary or desirable to carry out the purposes of this Amendment Agreement, including the execution of additional instruments among the parties hereto or with any third parties, the parties to this Amendment Agreement shall take all such necessary action.

Section 12.  General Provisions.

(a)                                 Miscellaneous.  This Amendment Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.  This Amendment Agreement may be executed by facsimile or electronic signature.

(b)                                 Effect.  Except as specifically provided for in this Amendment Agreement, the Purchase Agreements shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be signed by their respective officers (or general partner or managing member, as applicable) thereunto duly authorized all as of the date first written above.

BROADWIND ENERGY, INC.

By:	/s/ Peter C. Duprey
Name: Peter C. Duprey
Title: President and Chief Executive Officer

TONTINE CAPITAL MANAGEMENT, L.L.C.

By:	/s/ Jeffrey L. Gendell
Name: Jeffrey L. Gendell
Title: Managing Member

TONTINE CAPITAL OVERSEAS GP, L.L.C.

By:	/s/ Jeffrey L. Gendell
Name: Jeffrey L. Gendell
Title: Managing Member

TONTINE MANAGEMENT, L.L.C.

By:	/s/ Jeffrey L. Gendell
Name: Jeffrey L. Gendell
Title: Managing Member

TONTINE OVERSEAS ASSOCIATES, L.L.C.

By:	/s/ Jeffrey L. Gendell
Name: Jeffrey L. Gendell
Title: Managing Member

TONTINE CAPITAL OVERSEAS MASTER FUND II, L.P

By: TONTINE ASSET ASSOCIATES, L.L.C., its general partner

By:	/s/ Jeffrey L. Gendell
Name: Jeffrey L. Gendell
Title: Managing Member

TONTINE POWER PARTNERS, L.P.

By: TONTINE MANAGEMENT, L.L.C., its general partner

By:	/s/ Jeffrey L. Gendell
Name: Jeffrey L. Gendell
Title: Managing Member

TONTINE ASSOCIATES, L.L.C

By:	/s/ Jeffrey L. Gendell
Name: Jeffrey L. Gendell
Title: Managing Member

TONTINE PARTNERS, L.P.

By: TONTINE MANAGEMENT, L.L.C., its general partner

By:	/s/ Jeffrey L. Gendell
Name: Jeffrey L. Gendell
Title: Managing Member

TONTINE CAPITAL PARTNERS, L.P.

By: TONTINE CAPITAL MANAGEMENT, L.L.C., its general partner

By:	/s/ Jeffrey L. Gendell
Name: Jeffrey L. Gendell
Title: Managing Member

TONTINE OVERSEAS FUND, LTD.

By: TONTINE OVERSEAS ASSOCIATES, L.L.C., its investment advisor

By:	/s/ Jeffrey L. Gendell
Name: Jeffrey L. Gendell
Title: Managing Member

TONTINE 25 OVERSEAS MASTER FUND, L.P.

By: TONTINE CAPITAL MANAGEMENT, L.L.C., its general partner

By:	/s/ Jeffrey L. Gendell
Name: Jeffrey L. Gendell
Title: Managing Member

TONTINE CAPITAL OVERSEAS MASTER FUND, LTD.

By: TONTINE CAPITAL OVERSEAS GP, L.L.C., its general partner

By:	/s/ Jeffrey L. Gendell
Name: Jeffrey L. Gendell
Title: Managing Member